UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2022

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive,

Suite 400

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

On January 12, 2022, Heat Biologics, Inc. (the “Company”) issued a press release announcing that promising new preclinical data regarding PTX-35 has been accepted for publication in the American Journal of Transplantation. The Company’s subsidiary, Pelican Therapeutics, Inc. “Pelican Therapeutics”), is developing PTX-35, a novel, potential first-in-class antibody immunomodulator of TNFRSF25 (death receptor 3), a receptor that is preferentially expressed by antigen-experienced T cells and can be manipulated to expand regulatory T-cell subsets. PTX-35 is the Company’s first antibody-based product, currently in a Phase 1 clinical trial for the treatment of patients with solid tumors. The following are the PTX-35 key findings:

  A single dose of the preclinical version of PTX-35 (mPTX-35), was able to expand regulatory T cells (Tregs) and significantly improve disease and graft survival outcomes.
  Chemically induced pancreatic failure (a model for type-1 diabetes) could be partially reversed when mice were transplanted with beta-cell islet allografts and treated with mPTX-35.
  Disease protection in preclinical models was correlated with a significant expansion of Tregs and protection of the allograft, resulting in euglycemia and a graft survival benefit.
  Long-term surviving grafts showed a marked increase in Treg infiltration which directly correlated with mPTX-35 agonist activity.

The Company also announced that it expected to file for an End of Phase 2 meeting with the FDA this quarter with the goal of discussing potential Phase 3 registration pathways for HS-110.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release attached as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

The Company undertakes no duty or obligation to update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time if its management believes it is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.

Item 8.01. Other Events.

On January 12, 2022, the Company issued a press release announcing that promising new preclinical data regarding PTX-35 has been accepted for publication in the American Journal of Transplantation. Pelican Therapeutics is developing PTX-35, a novel, potential first-in-class antibody immunomodulator of TNFRSF25 (death receptor 3), a receptor that is preferentially expressed by antigen-experienced T cells and can be manipulated to expand regulatory T-cell subsets. PTX-35 is the Company’s first antibody-based product, currently in a Phase 1 clinical trial for the treatment of patients with solid tumors. The following are the PTX-35 key findings:

  A single dose of the preclinical version of PTX-35 (mPTX-35), was able to expand regulatory T cells (Tregs) and significantly improve disease and graft survival outcomes.
  Chemically induced pancreatic failure (a model for type-1 diabetes) could be partially reversed when mice were transplanted with beta-cell islet allografts and treated with mPTX-35.
  Disease protection in preclinical models was correlated with a significant expansion of Tregs and protection of the allograft, resulting in euglycemia and a graft survival benefit.
  Long-term surviving grafts showed a marked increase in Treg infiltration which directly correlated with mPTX-35 agonist activity.

The Company also announced that it expected to file for an End of Phase 2 meeting with the FDA this quarter with the goal of discussing potential Phase 3 registration pathways for HS-110.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit 99.1 is furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release, dated January 12, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2022	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer